                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Summit Technology, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            SUMMIT TECHNOLOGY, INC.
                               21 HICKORY DRIVE
                               WALTHAM, MA 02451

Dear Summit Stockholder:

  It is a pleasure to invite you to our 1999 annual meeting on Tuesday, June 15, beginning at 10:00 a.m. local time, at the BankBoston Conference and Training Center, 100 Federal Street, Boston, Massachusetts 02110. I hope that those who find the time and place convenient will attend the meeting.

  Whether you own a few or many shares and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations.

  Thank you for your interest.

                                          Sincerely,

                                                  /s/ Robert J. Palmisano
                                          _____________________________________
                                                   ROBERT J. PALMISANO
                                                 Chief Executive Officer

                            SUMMIT TECHNOLOGY, INC.
                               21 HICKORY DRIVE
                               WALTHAM, MA 02451

                ----------------------------------------------

                                   NOTICE OF
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                ----------------------------------------------

  Summit Technology, Inc. will hold our 1999 annual meeting of stockholders on Tuesday, June 15, 1999 at 10:00 A.M. at the BankBoston Conference and Training Center, 100 Federal Street, Boston, Massachusetts 02110, to consider and act upon the following matters:

  1. To elect two directors to serve for three-year terms;

  2. To approve Summit's 1999 Outside Directors' Compensation Plan; and

  3. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

  Stockholders of record at the close of business on April 26, 1999 are entitled to receive notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                                   /s/ James A. Lightman
                                          _____________________________________
                                                 JAMES A. LIGHTMAN, Clerk

April 30, 1999

 Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to assure that your shares are represented and voted at the meeting. No postage is required if mailed in the United States.

                            SUMMIT TECHNOLOGY, INC.
                               21 HICKORY DRIVE
                               WALTHAM, MA 02451

                               ----------------

                              PROXY STATEMENT FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 15, 1999

                               ----------------

                Information about the Annual Meeting and Voting

 The annual meeting

  Our annual meeting will be held on June 15, 1999 at the BankBoston Conference and Training Center, 100 Federal Street, Boston, Massachusetts 02110. At the meeting, stockholders will be asked to elect two directors, approve a compensation plan for outside directors and act on any other business that may properly come before the meeting. We do not know of any matters other than those discussed in this proxy statement that may come before the meeting. Our management will also report on our performance during the past year, discuss our acquisition of Autonomous Technologies Corporation and respond to appropriate questions from stockholders.

 Who is entitled to attend and vote at the meeting?

  Stockholders of record at the close of business on April 26, 1999 are entitled to attend and vote at the meeting. Each share of common stock is entitled to one vote.

 What will constitute a quorum at the meeting?

  Holders of a majority of our outstanding shares on the record date must be present at the meeting, either in person or by proxy, to establish a quorum. On the record date, we had 31,188,420 shares of common stock outstanding. Proxies that we receive that are marked "withhold" or "abstain" will be considered present at the meeting for purposes of establishing a quorum.

 How do I vote by proxy?

  If you hold your share in your name, you should sign and date the enclosed proxy card and return it in the envelope provided. If you hold your shares in "street name", the proxy card that accompanies this proxy statement represents an instruction to your broker, who is the record holder, on how to vote the shares. The proxy card contains instructions on how to instruct your broker and you may do so by signing and mailing the card in the envelope or using the telephone number or internet address provided on the card.

  If you sign the card but do not indicate how you would like your shares voted, the persons named as your proxies will vote FOR the election of both director nominees and FOR the approval of the outside directors' compensation plan. In addition, if any other matters are brought before the meeting, your proxies will vote in their discretion. At present, we do not know of any other matters that will be brought before the meeting.

 What if I fail to instruct my broker how to vote?

  The rules of the New York Stock Exchange allow your broker to vote your shares on the director nominees and on the outside directors' compensation plan even if you do not provide the broker with instructions.

 Can I change my vote after I return my proxy card?

  If you hold your shares directly, you can change your vote at any time before the meeting by:

  . Filing with the Clerk of Summit a written notice revoking your earlier vote;

  . Submitting a later-dated proxy card to our transfer agent; or

  . Voting in person at the meeting.

  If you hold your shares in "street name", you must contact your broker to revoke your proxy.

 How do I vote in person?

  If you plan to attend the meeting to vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker or another nominee, you should bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 26, 1999, the record date.

 What vote is required to approve each proposal?

  . For the election of directors, the nominees who receive the most votes will be elected no matter how many votes are cast. Therefore, if you do not vote for a particular nominee, or if you withhold authority for one or all of the nominees, your vote will not count either for or against the nominee. In any event, your shares will count to establish a quorum.

  . For the approval of the outside directors' compensation plan, the required vote is a majority of the shares of common stock outstanding. Therefore, if you abstain or otherwise do not vote on this proposal, it will have the effect of a vote against the approval of the plan.

 Is management soliciting proxies?

  Yes. We will solicit proxies, principally through the mailing of this proxy statement. However, our officers and employees may also make solicitations by telephone or in person. We may also enlist the assistance of brokerage houses, custodians and other third parties. We will bear all solicitation expenses, including the cost of preparing, assembling and mailing this proxy statement.

  This Proxy Statement and the accompanying proxy card and Annual Report are being mailed to stockholders on or about May 10, 1999.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

  Our articles of organization and by-laws fix the number of directors at seven and divide the Board into three classes. Each director serves a three-year term. Two directors will be elected at this meeting for terms ending at the annual meeting of stockholders for the year 2002 and until their successors are elected and qualified. The Board has nominated John A. Norris and Robert J. Palmisano for re-election as directors. Their business experience and qualifications are summarized below:

  John A. Norris was first elected to the Board in May 1990. Since February 1994, Mr. Norris has served as President of John A. Norris, Esquire, P.C., a health care law, public policy and management consulting firm he founded. Mr. Norris was President and Chief Executive Officer of National Pharmaceutical Council, Inc., an educational resource for research-based pharmaceutical companies, from April 1995 to March 1996. From June 1988 through February 1994, he was Executive Vice President of Hill and Knowlton, Inc., a consulting and public relations firm, and served as the worldwide director of its Health Sciences Consulting Group. Prior to joining Hill and Knowlton in 1988, Mr. Norris served as Deputy Commissioner and Chief Operating Officer of the FDA from 1985 to 1988, where his main responsibility was overseeing the operations of the FDA. Mr. Norris has taught healthcare policy at Harvard University since 1988. Mr. Norris currently serves as a director of Cytologies, Inc., Horus Inc. and National Applied Sciences, Inc.

  Robert A. Palmisano was first elected to the Board in April 1997 when he joined Summit as Chief Executive Officer. From 1984 to January 1996, Mr. Palmisano was employed at Bausch and Lomb, Inc., where he served from 1988 to 1996 as Senior Vice President and as President of the Eyewear Division. From January 1996 to April 1997, Mr. Palmisano was a private consultant. Mr. Palmisano holds a BA from Providence College.

  The Board knows of no reason why either of the nominees would be unable to serve as a director. If for some reason either nominee is unable to serve, the enclosed proxy will be voted for a substituted nominee designated by the Board.

  The Board recommends that you vote for "FOR" the re-election of Mr. Norris and Mr. Palmisano as directors.

                              PROPOSAL NUMBER TWO

             APPROVAL OF 1999 OUTSIDE DIRECTORS' COMPENSATION PLAN

  The Board adopted the 1999 Outside Directors' Compensation Plan in December 1998, to be effective on January 1, 1999, subject to shareholder approval. The plan is designed to assist us in recruiting and retaining highly qualified directors, to compensate directors for their contributions and services to Summit and to strengthen the commonality of interest between directors and stockholders. Because the plan provides for the issuance of our common stock to directors, the rules of the Nasdaq National Market require that we obtain stockholder approval. The following description summarizes the material features of the plan. It may not contain all the information you would be interested in knowing. We encourage you to review the entire text of the plan which appears as Exhibit A to this proxy statement.

  General. All directors who are not Summit employees, referred to as outside directors, are eligible to participate in the plan. There are currently five outside directors: Mr. Bernfeld, Dr. Bradley, Mr. Miller, Mr. Norris and Mr. Traskos. The Board will administer the plan, although it may delegate this responsibility to a committee. The plan provides a comprehensive compensation arrangement for eligible directors in the form of cash, stock options and restricted stock. We have reserved 200,000 shares for issuance under the plan, although that number is subject to adjustment for recapitalizations, stock dividends or similar events. If a director forfeits any shares of restricted stock or fails to exercise any stock option granted under the plan, those shares will be available for future awards or grants under the plan.

  Compensation. Outside directors will receive the following compensation under the plan:

  . An annual retainer payable on the first day of each year, which will be paid one-half in cash and one-half in restricted stock as described below. For 1999, the annual retainer will be $10,000. An additional retainer will be paid in cash to directors who serve on a committee of the Board. For 1999, this amount will be $1,000 per committee membership. These amounts may be adjusted in future years in the Board's discretion. The restricted stock portion of the annual retainer will vest in four equal installments at the end of each quarter. The director will forfeit any restricted stock that has not vested if he ceases to be a director other than because of death, disability or retirement. The restrictions, however, do not apply to the stock portion of the annual retainer awarded on January 1, 1999.

  . Meeting fees for attending each regularly scheduled Board meeting. Meeting fees are $2,000 for 1999, payable one-half in cash and one-half in shares of common stock that are not restricted. Meeting fees for special meetings of the Board are $2,000 payable wholly in cash.

  . Committee fees paid for attending a Board committee meeting. Committee fees, which are payable in cash, are $500 for 1999.

  . Stock options. Outside directors will also receive an option to purchase 5,000 shares of our common stock on a date in each July to be determined by the Board, beginning July 1999. Outside directors who join the board after January 1, 1999 will receive an option on the date they join the board to purchase 10,000 shares. The terms of these stock options are discussed more fully below.

  Restricted Stock. Outside directors will have the right to vote and execute proxies on the restricted stock and to receive cash dividends at any time after they receive a grant of stock, and any other distribution when the applicable restrictions lapse. If an outside director dies, becomes permanently disabled or retires, the restrictions on any restricted stock that director holds will lapse.

  Stock Options. Except as the Board may otherwise determine, stock options will vest and become exercisable immediately on the date of grant, and will expire ten years following the date of grant. No stock options may be repriced without approval of the stockholders. Except as the Board may otherwise determine, stock options will be transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. If an outside director dies, becomes permanently disabled or retires, each stock option then held by such director will vest and become immediately exercisable. In no event may a stock options be exercised more than one year after the date of the director's death, permanent disability or retirement, or after the date the stock options terminate, whichever is earlier.

  Mergers; Other Events. In the event of a merger, consolidation or other transaction in which Summit is acquired, dissolved or liquidated, or in which we sell substantially all of our assets, the restrictions on all shares of restricted stock will lapse, and all stock options will terminate. Before that termination, however, all stock options that will not have vested as of the effective date of the transaction will vest and become exercisable 20 days before the effective date. If the transaction is a merger or consolidation intended to qualify as a pooling of interests for accounting purposes, then the acquiring or surviving corporation will assume or provide replacement options for all stock options outstanding under the plan. These options will be on terms and conditions substantially equivalent to those of the plan, will be immediately exercisable and, except as to outside directors who become directors of the acquiring or surviving corporation, will terminate on the 180th day following the completion of the merger or consolidation.

  Amendment. The Board may at any time amend or discontinue the plan and amend or cancel any outstanding stock option or restricted stock award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding restricted stock award or stock option without the holder's consent.

                               NEW PLAN BENEFITS

                   1999 Outside Directors' Compensation Plan

                                                            Number
                     Name and Position                    of Options Cash ($)(1)
                     -----------------                    ---------- -----------
   Non-Executive Director Group..........................   23,333     96,666

--------
(1) Assumes four regularly scheduled meetings of the Board and of each committee of the Board. As described above, a portion of the cash amount will be paid in shares of our common stock.

The Board recommends that you vote "FOR" this proposal.

                            OWNERSHIP OF SECURITIES

  The following table sets forth certain information regarding the beneficial ownership of Summit's common stock on April 15, 1999, (i) by each person who is known by Summit to own beneficially more than five percent (5%) of the outstanding shares of Summit's common stock, (ii) by each of Summit's directors, (iii) by each of the executive officers listed below in the Summary Compensation Table and (iv) by all directors and executive officers as a group.

                                                     Shares         Percent
                                                  Beneficially    Beneficially
                Beneficial Owner                   Owned (1)       Owned (2)
                ----------------                  ------------    ------------
Gilder Gagnon Howe & Co. LLC
  1775 Broadway, 26th Floor
  New York, NY 10019.............................  1,649,350(3)       5.29%
Jeffrey A. Bernfeld..............................     44,534(4)          *
C. Glenn Bradley.................................        --             --
Randy W. Frey....................................        --             --
Richard F. Miller................................     34,934(5)          *
John A. Norris...................................     48,642(6)          *
Richard M. Traskos...............................     47,113(7)          *
Robert J. Palmisano..............................    201,000(8)          *
D. Verne Sharma..................................    100,800(9)          *
Robert J. Kelly..................................     36,334(10)         *
Peter E. Litman..................................    147,924(11)         *
Menderes Akdag...................................     22,885(12)         *
All Executive Officers and Directors as a Group
 (19 persons)....................................    888,401          2.85%

--------
*  Less than 1% of the outstanding common stock.
 (1) Summit believes that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite such persons' name. Amounts shown include the shares pursuant to stock options which may be exercised within 60 days of April 15, 1999.
 (2) Determined on the basis of 31,188,341 shares outstanding, except that shares underlying options exercisable within 60 days of April 15, 1999 are deemed outstanding for calculating the percentage owned by holders thereof.
 (3) As reported on a Schedule 13G dated April 11, 1999, members and/or employees of Gilder Gagnon Howe & Co. LLC have discretionary authority to dispose or direct the disposition of the reported shares which are held in customer accounts.
 (4) Includes options to purchase 41,834 shares of common stock.
 (5) Includes options to purchase 33,334 shares of common stock.
 (6) Includes options to purchase 41,834 shares of common stock.
 (7) Includes options to purchase 41,834 shares of common stock.
 (8) Includes options to purchase 200,000 shares of common stock.
 (9) Includes options to purchase 100,000 shares of common stock and 800 shares held in Summit's 401(k) plan.
(10) Includes options to purchase 33,334 shares of common stock.
(11) Includes options to purchase 146,374 shares of common stock and 1,550 shares held in Summit's 401(k) plan.

(12) Includes options to purchase 5,000 shares of common stock.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning our executive officers and directors.

            Name            Age                    Position
            ----            ---                    --------
 Robert J. Palmisano.......  54 Director and Chief Executive Officer
 D. Verne Sharma...........  49 President and Chief Operating Officer
 Randy W. Frey.............  41 Director, Executive Vice President, and
                                President, Autonomous Technologies Corporation
 Robert J. Kelly...........  54 Executive Vice President, Chief Financial
                                Officer and Treasurer
 Peter E. Litman...........  48 Executive Vice President, Corporate Business
                                Development
 Eric P. Ankerud...........  42 Vice President, Quality, Regulatory and
                                Clinical Affairs
 John P. Coffidis..........  49 Vice President, Global Customer Support
 P. Bernard Haffey.........  36 Vice President, Sales and Marketing
 Peter J. Klopotek.........  46 Vice President, Science and Technology
 James A. Lightman.........  41 Vice President, General Counsel and Clerk
 Bernard R. Patriacca......  55 Vice President and Controller
 James L. Richey...........  51 Vice President, Operations
 Alex C. Sacharoff.........  42 Vice President, Research & Development
 Menderes Akdag............  38 President, Lens Express, Inc.
 Jeffrey A. Bernfeld (2)...  41 Director
 C. Glenn Bradley..........  56 Director
 Richard F. Miller (l).....  47 Director
 John A. Norris............  52 Director
 Richard M. Traskos (1,2)..  51 Director

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

ROBERT J. PALMISANO, DIRECTOR AND CHIEF EXECUTIVE OFFICER

  Mr. Palmisano, 54, joined Summit in April 1997 as Chief Executive Officer and a member of the Board. From 1984 to January 1996, Mr. Palmisano was employed at Bausch and Lomb, Inc., where he served from 1988 to 1996 as Senior Vice President and as President of the Eyewear Division. From January 1996 to April 1997, Mr. Palmisano was a private consultant. Mr. Palmisano holds a BA from Providence College.

D. VERNE SHARMA, PRESIDENT AND CHIEF OPERATING OFFICER

  Mr. Sharma, 49, joined Summit in April 1996 as President and served as Interim Chief Executive Officer from September 1996 to April 1997. Mr. Sharma previously served as Vice President of Marketing at United States Surgical Corporation, and prior to that was General Manager of Business Units at General Electric Medical Systems and Rohm and Hass Company. Mr. Sharma holds an MBA from the Wharton School and an undergraduate degree in Chemical Engineering from the University of the West Indies, Trinidad and Tobago.

RANDY W. FREY, DIRECTOR, EXECUTIVE VICE PRESIDENT, AND PRESIDENT, AUTONOMOUS
   TECHNOLOGIES CORPORATION

  Mr. Frey, 41, was elected to the Board in April 1999 for a term expiring in 2001. Mr. Frey is an Executive Vice President of Summit and is President of Autonomous Technologies Corporation, a wholly-owned subsidiary of Summit. From 1985 to March 1998, and again since October 1998, Mr. Frey was President of Autonomous.

ROBERT J. KELLY, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
   TREASURER

  Mr. Kelly, 54, joined Summit in November 1997 as Executive Vice President, Chief Financial Officer and Treasurer. From 1972 to 1997 Mr. Kelly was employed by Bull HN Information Systems Inc., where he served from 1992 to February 1997 as Executive Vice President and Chief Financial Officer. Mr. Kelly holds an MBA from Harvard Business School and a BS from the University of Massachusetts.

ERIC P. ANKERUD, VICE PRESIDENT, QUALITY, REGULATORY AND CLINICAL AFFAIRS

  Mr. Ankerud, 42, joined Summit in July 1997 as Vice President of Quality, Regulatory and Clinical Affairs. From 1994 to 1997 Mr. Ankerud served as Director of Corporate Regulatory Affairs at Bausch and Lomb, Inc. From 1991 to 1994, Mr. Ankerud was Vice President of Regulatory Affairs for the Surgical Products Group at C.R. Bard, Inc. Mr. Ankerud holds a JD from the Faculty of Law and Jurisprudence, SUNY at Buffalo and a BA in economics from St. Lawrence University.

JOHN P. COFFIDIS, VICE PRESIDENT, GLOBAL CUSTOMER SUPPORT

  Mr. Coffidis, 49, joined Summit in November 1987 and was promoted to Vice President, Global Customer Support in August 1997. Mr. Coffidis previously served with Johnson and Johnson ("J&J") in the Medical Instrumentation Division from 1973 to 1987. During his employment with J & J, Mr. Coffidis served ten years in Europe as International Customer Support Manager. Mr. Coffidis holds a Masters Degree in Management from Cambridge College and a BA in biology from the University of Massachusetts.

P. BERNARD HAFFEY, VICE PRESIDENT, SALES AND MARKETING

  Mr. Haffey, 36, joined Summit in September 1997 as Vice President, Sales and Marketing. Prior to joining Summit, Mr. Haffey was employed since 1990 at Mentor Opthalmics, Inc., most recently serving as the Vice President of Marketing and Sales. Mr. Haffey holds an MBA from Cornell University and a BA from Colgate University.

PETER J. KLOPOTEK, VICE PRESIDENT, SCIENCE AND TECHNOLOGY

  Dr. Klopotek, 46, joined Summit in January 1987 as Manager of Laser Development. Dr. Klopotek was promoted to the position of Chief Scientist in 1990 and to Vice President, Science and Technology in October, 1991. Prior to joining Summit, Dr. Klopotek was Project Manager at Lambda Physik GmbH in Gottingen, Germany from 1984 to 1986. Dr. Klopotek holds a Ph.D. in physics from the Max Planck Institute and an MS in electrical engineering.

JAMES A. LIGHTMAN, VICE PRESIDENT, GENERAL COUNSEL AND CLERK

  Mr. Lightman, 41, joined Summit in February 1996 as Assistant General Counsel and was promoted to Vice President and General Counsel in January 1998. Prior to joining Summit, Mr. Lightman was a member of Goldstein and Manello, P.C., a Boston law firm which he joined in 1984. Mr. Lightman holds a JD from Boston University Law School and a BS from Boston University School of Management.

PETER E. LITMAN, EXECUTIVE VICE PRESIDENT, CORPORATE BUSINESS DEVELOPMENT

  Mr. Litman, 48, joined Summit in September 1990 as Vice President and General Counsel and was promoted to Executive Vice President of Corporate Business Development in January 1998. Prior to joining Summit, Mr. Litman was a member of Goldstein and Manello, P.C., a Boston law firm. Mr. Litman holds a JD from Columbia University School of Law and a BA from the University of Pennsylvania.

BERNARD R. PATRIACCA, VICE PRESIDENT AND CONTROLLER

  Mr. Patriacca, 55, joined Summit in November 1997. From 1973 to 1991, Mr. Patriacca was employed in various capacities at Dunkin Donuts, Inc., including Chief Financial Officer and a Director. From 1991 to 1994, Mr. Patriacca held senior financial management positions at several privately-held consumer services companies. From 1994 until joining Summit, Mr. Patriacca served as Vice President of Errands Etc., Inc., a privately-held homeowners' personal service company. Mr. Patriacca also serves as a Director of Video Update Corporation, a publicly-held chain of video stores. Mr. Patriacca received a BS and an MBA from Northeastern University.

JAMES L. RICHEY, VICE PRESIDENT, OPERATIONS

  Mr. Richey, 51, joined Summit in September 1997 as Vice President of Operations. Prior to joining Summit, Mr. Richey served since 1994 as Vice President and General Manager of U.S. Operations for Datapoint Corporation, a manufacturer of computer servers, operating systems, LANs and video communication systems. Mr. Richey holds an MBA from Clark University, an MS in Electrical Engineering from Northeastern University and a BS degree in Electrical Engineering from Worcester Polytechnic Institute.

ALEX C. SACHAROFF, VICE PRESIDENT, RESEARCH AND DEVELOPMENT

  Dr. Sacharoff, 42, joined Summit in April 1986 as Senior Staff Scientist and has held a variety of positions in Summit's Research and Development Group before being promoted to Vice President, Research and Development in July 1996. Prior to joining Summit, Dr. Sacharoff was a Senior Staff Scientist at Raytheon Corporation. Dr. Sacharoff holds a Ph.D. in physics from Harvard University and a BS degree in physics from Stevens Institute of Technology.

MENDERES AKDAG, PRESIDENT, LENS EXPRESS, INC.

  Mr. Akdag joined Lens Express in May 1991 as Chief Financial Officer. Mr. Akdag was promoted to the position of Chief Executive Officer in 1992. He has been in his current position as President of Lens Express since May 1995. Prior to joining Summit, Mr. Akdag was the Finance Manager for Beksa Steel Cord Manufacturing and Trading, Inc. Mr. Akdag holds a Bachelor of Science degree in Business Administration with a major in finance from the University of Florida. Mr. Akdag is not an officer of Summit Technology, Inc.

JEFFREY A. BERNFELD, DIRECTOR

  Mr. Bernfeld was elected to the Board in October 1988 and was re-elected in 1998 for a three-year term expiring in 2001. Mr. Bernfeld is Vice President and General Counsel of American Science and Engineering, a manufacturer of x-ray based detection equipment. Mr. Bernfeld was Vice President and General Counsel of Spire Corporation, a publicly-held company specializing in biomaterials, optoelectronics and energy technologies from June 1992 to February 1996. From 1991 through June 1992, Mr. Bernfeld was a principal of the consulting firm Global Solutions, Inc. and from 1988 to 1990, Mr. Bernfeld was Vice President and General Counsel of the Mediplex Group, Inc. Prior to joining Mediplex, Mr. Bernfeld was a member of the law firm of Goldstein & Manello, P.C.

C. GLENN BRADLEY, DIRECTOR

  Dr. C. Glenn Bradley, 56, was elected to the Board in April 1999 for a term expiring in 2000. Dr. Bradley has been the Chief Executive Officer of CIBA Vision Corporation since 1990.

RICHARD F. MILLER, DIRECTOR

  Mr. Miller was elected to the Board in June 1988 and was re-elected in 1997 for a three-year term expiring in 2000. Since August 1994, Mr. Miller has served as an investment executive with First Albany Corporation, a financial services firm. From 1991 through August 1994, Mr. Miller was a private investor, and prior to that was an investment banker employed by Tucker, Anthony & R.L. Day, Inc., from 1979 to 1991, where he last held the position of First Vice President.

JOHN A. NORRIS, DIRECTOR

  Mr. Norris was elected to the Board in May 1990 and was re-elected in 1996. Since February 1994, Mr. Norris has served as President of John A. Norris, Esquire, P.C., a health care law, public policy and management consulting firm founded in February 1994. Mr. Norris was President and Chief Executive Officer of National Pharmaceutical Council, Inc., an educational resource for research-based pharmaceutical companies, from April 1995 to March 1996. From June 1988 through February 1994, he was Executive Vice President of Hill and Knowlton, Inc., a consulting and public relations firm, and served as the worldwide director of its Health Sciences Consulting Group. Prior to joining Hill and Knowlton in 1988, Mr. Norris served as Deputy Commissioner and Chief Operating Officer of the FDA from 1985 to 1988, where his main responsibility was overseeing the operations of the FDA. Mr. Norris has taught healthcare policy at Harvard University since 1988. Mr. Norris currently serves as a director of Cytologies, Inc., Horus Inc. and National Applied Sciences, Inc.

RICHARD M. TRASKOS, DIRECTOR

  Mr. Traskos was first elected to the Board in March 1987 and was re-elected in 1998 for a three-year term expiring in 2001. Mr. Traskos is a vice president of Shoreline Insurance Co., Inc., a business insurance brokerage firm located in Clinton, Connecticut. From March 1993 to September 1997, Mr. Traskos was a vice president of Arthur A. Watson, Inc., a business insurance brokerage firm located in Wethersfield, Connecticut. Before joining Arthur A. Watson, Mr. Traskos served as a director and senior vice president of Allen, Russell & Allen, Inc., a business insurance brokerage and consulting firm. Mr. Traskos is a licensed insurance broker and certified insurance consultant.

  Director Liability. Our articles of organization provide that directors will not be liable for monetary damages for breach of fiduciary duty except in the case of breaches of the director's duty of loyalty, acts or omissions taken in bad faith or involving intentional misconduct or knowing violations of law, improper distributions to shareholders or loans to officers or directors or transactions from which a director derived an improper personal benefit.

  Shareholder Actions. Between August 1996 and February 1997 various shareholder actions were commenced against Summit and certain of its officers in the United States District Court for the District of Massachusetts (the "District of Massachusetts") claiming, among other things, violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 arising out of public statements made by defendants. The actions have been consolidated as In re Summit Technology Securities Litigation, Civil Action No. 96-11589-JCT (the "Securities Litigation"). Plaintiffs have obtained certification of the action as a class action on behalf of all purchasers of Summit common stock, other than defendants and persons and entities affiliated with them, between March 31, 1995 and July 3, 1996. They seek unspecified damages, interest, costs and expenses.

  On October 1, 1996 an additional action was commenced in the District of Massachusetts against Summit, its directors, certain of its officers and the four underwriters of Summit's October 1995 Common Stock offering claiming violations of Sections 11, 12(2) and 15 of the Securities Act of 1933 arising out of alleged material misstatements of fact in the registration statement used in connection with the offering. The action was coordinated with the Securities Litigation by order of the Court dated December 2, 1996. It also seeks unspecified damages, interest, costs and expenses.

  On December 20, 1996, a Summit stockholder filed in the District of Massachusetts a derivative action, purportedly on behalf Summit, against Summit as nominal defendant, its directors and certain of its present or former officers. This action was consolidated with the Securities Litigation by order of the Court entered July 22, 1997. The complaint alleges that the conduct of the individual defendants has exposed Summit to the expense and inconvenience of defending the Securities Litigation and has harmed Summit's reputation, thereby limiting its access to capital markets. It also alleges that the individual defendants improperly traded in Summit's common stock based upon material non-public information.

  Indemnification of Directors and Officers. Our by-laws require us to indemnify our officers, directors, employees and agents against all liabilities and expenses they may incur on account of all actions threatened or brought against them by reason of their services to Summit. No indemnification is provided for any person with respect to any matter as to which such person has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in our best interests.

  We maintain a director's and officer's liability insurance policy in the aggregate amount of $5,000,000 on behalf of our directors and officers. The insurance policy expires on October 31, 1999 unless renewed or earlier terminated.

                     OTHER TRANSACTIONS AND RELATIONSHIPS

  During 1997, we made a bridge loan to Robert Palmisano, our Chief Executive Officer and a member of the Board, in the amount of $500,000, which was the amount outstanding as of April 15, 1999. The loan is non-interest bearing and is payable on demand.

  See "Compensation Committee Interlocks and Insider Participation" for information regarding transactions between Summit and a firm with which Mr. Traskos is affiliated.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and any other of our equity securities. Officers, directors and greater than ten-percent stockholders must furnish us with copies of all Section 16(a) forms they file.

  To our knowledge, based on our review of the copies of the reports furnished to us and written representations that no other reports were required, during 1998, our officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements, except that Mr. Traskos filed one late Form 4, covering one transaction, required to be filed in January 1999.

                          INFORMATION CONCERNING THE
                     BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors held nine meetings during 1998. Each director then serving attended more than 75% of such Board meetings and meetings of all committees of the Board on which he served.

  Summit has a standing Audit Committee of the Board, which provides the opportunity for direct contact between our independent public auditors and the Board. The Audit Committee met two times during 1998 to review the financial results for 1997, to review the audit plan for 1998, to review the adequacy of financial statement disclosures, to discuss our internal control policies and procedures and to consider and recommend the selection of Summit's independent auditor. The current Audit Committee members are Messrs. Miller and Traskos.

  Summit also has a standing Compensation Committee of the Board, which provides recommendations to the Board regarding compensation programs and administers Summit's 1997 Stock Option Plan and the 1991 Employee Stock Purchase Plan, including making recommendations regarding issuance of stock options and shares of common stock to employees. The Compensation Committee held two meetings during 1998. The current Compensation Committee members are Messrs. Bernfeld and Traskos.

  Summit does not have a Nominating Committee.

                            EXECUTIVE COMPENSATION

  The following table shows for the fiscal years ended December 31, 1998, 1997 and 1996 compensation paid or accrued by Summit to (i) our Chief Executive Officer, and (ii) our four other most highly compensated executive officers who were serving as executive officers as of December 31, 1998 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                    Annual Compensation           Compensation
                          --------------------------------------- ------------
                                                                   Securities
        Name and                                      Other        Underlying     All Other
       Principal          Fiscal Salary   Bonus       Annual        Options/     Compensation
        Position           Year    ($)     ($)   Compensation ($)  SAR's (#)        ($)(1)
       ---------          ------ ------- ------- ---------------- ------------   ------------
Robert Palmisano........   1998  324,692 112,668      32,112(2)      40,000(3)      6,400
 Chief Executive Officer                              18,430(4)                     2,446(5)
                                                       4,813(6)
                           1997  206,539 165,000     100,062(2)     300,000(3)        --
                                                      11,562(4)
                                                      45,039(6)
                           1996      --      --          --             --            --

D. Verne Sharma.........   1998  275,738  25,000         --          10,000(7)      9,600
President & Chief          1997  250,000  74,375      62,633(2)         --            472
Operating Officer                                     65,978(6)
                           1996  174,308  35,960      38,436(2)     100,000(7)        --
                                                                     10,000(7)

Robert J. Kelly.........   1998  238,846  59,234         --         120,000(8)      5,338
 Executive Vice            1997   30,962     --          --         100,000(8)        --
 President                 1996      --      --          --              --           --
 Chief Financial Officer
 & Treasurer

Peter Litman............   1998  229,517  45,903         --           3,689(9)      9,600
 Executive Vice            1997  211,313  67,620         --         100,000(9)        --
 President, Corporate      1996  187,502     --          --          15,000(9)      2,996
 Business Development

Menderes Akdag..........   1998  220,022  93,948         --          20,000(10)       --
 President                 1997  204,552 119,322         --             --            --
 Lens Express, Inc.        1996  156,940     --          --           5,000(10)       --

--------
 (1) Except where otherwise noted, the indicated amounts represent Summit's contributions to its 401(k) plan.
 (2) Moving and relocation expenses reimbursed by Summit.
 (3) During the year ended December 31, 1998, Mr. Palmisano received options to purchase 40,000 shares of common stock. During the year ended December 31, 1997, Mr. Palmisano received options to purchase 300,000 shares of common stock.
 (4) During the year ended December 31, 1998, the indicated amount represents an automobile allowance of $12,462 and imputed interest income of $5,968 because of a loan. During the year ended December 31, 1997, the indicated amount represents an automobile allowance of $8,262 and imputed interest income of $3,300 because of a loan.
 (5) Summit's contribution to its Supplemental Deferral Plan.
 (6) Employment tax paid on behalf of the employee by Summit.
 (7) During the year ended December 31, 1998, Mr. Sharma received options to purchase 10,000 shares of common stock. During the year ended December 31, 1996, Mr. Sharma received options to purchase 100,000 shares of common stock and 10,000 shares of common stock of Refractive Centers International, Inc., a former wholly-owned subsidiary of Summit.
 (8) During the year ended December 31, 1998, Mr. Kelly received options to purchase 120,000 shares of common stock. During the year ended December 31, 1997, Mr. Kelly received options to purchase 100,000 shares of common stock, which have subsequently been canceled.
 (9) During the year ended December 31, 1998, Mr. Litman received options to purchase 3,689 shares of common stock. During the year ended December 31, 1996, Mr. Litman received options to purchase 100,000 shares of common stock and 15,000 shares of common stock of Refractive Centers International.
(10) During the year ended December 31, 1998, Mr. Akdag, the president of Summit's Lens Express subsidiary and not an officer of Summit, received options to purchase 20,000 shares of common stock. During the year ended December 31, 1996, Mr. Akdag received options to purchase 5,000 shares of common stock.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                    Potential
                                                                                   Realizable
                                                                                Value at Assumed
                                                                                  Annual Rates
                                                                                 of Stock Price
                                                                                Appreciation for
                                                                                   Option Term
                                                                                -----------------
                           Number of    Percent of Total
                           Securities     Options/SARs
                           Underlying      Granted to    Exercise of
                          Options/SARs    Employees in   Base Price  Expiration
          Name           Granted (#)(1)   Fiscal Year     ($/Share)     Date     5% ($)  10% ($)
          ----           -------------- ---------------- ----------- ---------- -------- --------
Menderes Akdag..........     20,000           3.34          3.50     09/01/2008   44,023  111,562
Robert Kelly............    100,000(2)       16.72          4.53     10/22/2007  450,180  950,811
                             20,000           3.34          3.50     09/01/2008   44,023  111,562
Peter Litman............      3,689           0.62          3.50     09/01/2008    8,120   20,578
Robert Palmisano........     40,000           6.69          3.50     09/01/2008   88,045  223,124
D. Verne Sharma.........     10,000           1.67          3.50     09/01/2008   22,011   55,781

--------
(1) Except as otherwise noted, option vests in three equal installments beginning 9/1/99.
(2)Option vests in three equal annual installments beginning 10/22/98.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                           Number of Securities    Value of
                                                Underlying        Unexercised
                                               Unexercised       In-the-Money
                        Shares               Options/SARs at    Options/SARs at
                      Acquired on  Value        FY-End (#)        FY-End ($)
                       Exercise   Realized     Exercisable/      Exercisable/
        Name              (#)       ($)       Unexercisable      Unexercisable
        ----          ----------- -------- -------------------- ---------------
Menderes Akdag.......     --        --          5,000/2,000(1)       /17,500
Robert Kelly.........     --        --        33,334/86,666(1)       /17,500
Peter Litman.........     --        --        166,373/5,189(1)     900/3,228
Robert Palmisano.....     --        --      100,000/240,000(1)       /35,000
D. Verne Sharma......     --        --       100,000/10,000(1)        /8,750

--------
(1) Options to purchase shares of common stock.

  Compensation Of Directors. Summit currently pays $10,000 per year to its outside directors for their services as directors and $1,000 per year per committee to each outside director for serving on Board committees. Summit also pays each outside director $2,000 for each Board meeting attended and $500 for each committee meeting attended.

  In addition, during 1998 Summit's outside directors were eligible to participate in the 1992 Stock Option Plan For Outside Directors. Under this Plan, each outside director was granted on February 28, 1998 an option to purchase 13,500 shares of common stock (at prices ranging from $5.50 to $25.31 per share). This Plan will be replaced by the 1999 Outside Directors' Compensation Plan if that plan is approved at this annual meeting.

  Employment Agreements. Robert J. Palmisano was elected as Summit's Chief Executive Officer and a Director on April 15, 1997. Mr. Palmisano's employment arrangement with Summit provides that he will receive a base salary of $300,000 per year and will be eligible for discretionary bonuses, based on criteria established from time to time. In addition, Mr. Palmisano has been granted options to purchase 300,000 shares of Summit's common stock pursuant to Summit's 1997 Stock Option Plan, at an exercise price of $5.63 per share. In the event Mr. Palmisano's employment is terminated without cause, Mr. Palmisano will be entitled to severance payments equal to one year's base compensation. In the event Mr. Palmisano's employment terminates within twelve months of a change in control of Summit, Mr. Palmisano's severance payments will be equal to two years' base compensation.

  Randy W. Frey was elected as Summit's Executive Vice President and a Director in April 1999. Mr. Frey's employment arrangement with Summit provides that he will receive a base salary of $212,000 per year and will be eligible for discretionary bonuses, based on criteria established from time to time. In addition, Mr. Frey has been granted options to purchase 200,000 shares of Summit's common stock pursuant to Summit's 1997 Stock Option Plan. The option will be an incentive stock option to the fullest extent possible, with the balance being a nonqualified option. The exercise price of the incentive stock option portion will be the fair market value on the date of the grant, and the exercise price of the nonqualified portion will be $5.625 per share. In the event Mr. Frey's employment is terminated without cause, he will be entitled to severance payments equal to one year's base compensation. In the event Mr. Frey's employment terminates within twelve months of a change in control of Summit, his severance payments will be equal to two years' base compensation.

  All of Summit's executive officers, including Mr. Palmisano and Mr. Frey, are employees-at-will.

  Severance Agreements. Summit's Board of Directors has approved severance agreements for its officers and director-level employees. These severance arrangements become available only in the event of a "change of control" of Summit and entitle covered employees to continuation of salary, standard bonuses and benefits in the event they are terminated without cause after a change of control or terminate their employment for "good reason" after a change of control. The severance arrangements would not apply to a termination for "cause" after a change of control. The arrangements approved by the Board provide for salary continuation for (i) two (2) years for each of the Chief Executive Officer, President and Executive Vice Presidents, (ii) one (1) year for all other Vice Presidents and (iii) six (6) months for director-level employees.

                     REPORT ON REPRICING OF OPTIONS/SAR's

  Mr. Kelly joined Summit as Chief Financial Officer in October 1997. At that time, he was granted an option to purchase 100,000 shares of common stock at an exercise price of $9.125, which was the fair market value per share on the date he joined Summit. At the time, the Summit common stock had been trending up in relation to the trading range during the previous 60 days. After Mr. Kelly received his option, that price of the stock returned to its normal trading range and thus his option was significantly out of the money. The Compensation Committee viewed this situation as one of unfortunate timing that had the effect of penalizing Mr. Kelly for joining Summit when he did. As a result, it concluded that it would be appropriate to reset the exercise price of Mr. Kelly's option to the fair market value on the last day of 1997.

                        10-YEAR OPTION/SARs REPRICINGS

                                  Number of                                                Length of
                                 Securities                                                 Original
                                 Underlying                                               Option Term
                                  Options/   Market Price of      Exercise                Remaining at
                                    SARs     Stock at Time of Price at Time of    New       Date of
                                 Repriced or   Repricing or     Repricing or    Exercise  Repricing or
          Name            Date   Amended (#)  Amendment ($)*   Amendment($)*   Price ($)*  Amendment
          ----           ------- ----------- ---------------- ---------------- ---------- ------------
Robert J. Kelly......... 4/30/98   100,000        5.688            9.125         4.531     9.5 years

--------
*   Amounts stated are per share.

  Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board consists of Mr. Traskos and Mr. Bernfeld. Shoreline Insurance Agency, Inc., a firm with which Mr. Traskos is affiliated, currently serves as one of Summit's insurance brokers. The aggregate premiums paid for insurance placed by Shoreline on behalf of Summit in 1998 amounted to approximately $369,104, which is less than five percent of 1997 consolidated gross revenues of Summit and Shoreline. Summit believes that all transactions with Shoreline are on terms no less favorable than those available from other companies.

  Notwithstanding anything to the contrary set forth in any of Summit's previous filings with the SEC that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph are not incorporated by reference into any such filings.

                     REPORT OF THE COMPENSATION COMMITTEE

  The primary goals of the 1998 executive compensation program established and administered by the Compensation Committee were to attract, retain and recognize the achievements of superior executives and to compensate these executives in a manner that both recognized their individual performance and aligned their interests with the interests of Summit's stockholders.

  General Policies. For 1998, the executive compensation program consisted of three principal components: base salary, bonus and stock options. The level and mix of each of these components was determined on a case-by-case basis without reference to specific criteria or formulas.

  Base Salary. In setting the base salary of each executive, including the Chief Executive Officer, the Compensation Committee takes into account the following factors: (i) the executive's individual performance and contribution to the management team; (ii) the performance of Summit over the evaluation period by reference to Summit's stock value and its progress towards its goals of obtaining regulatory approvals for sale of its products in the United States and achieving market acceptance of procedures performed with its products; and (iii) base salaries of executives in comparable positions in comparable companies. In setting base salary, the Committee takes into account all components of an executive officer's compensation package, believing that Summit's overall compensation packages place Summit's executive officers in the middle of the range of comparable companies. The companies considered comparable by the Compensation Committee are not necessarily those represented in the peer group used by Summit in preparing its Performance Graph, but rather are companies of a comparable size, stage of development and industry located in the New England area, as well as its primary competitor in the United States. In determining base salary, the Committee reviews the foregoing factors as they relate to each executive individually and applies each factor subjectively, without reference to specific criteria. The Committee does not weigh any one factor more or less heavily than any other and considers the input of the Chief Executive Officer and several senior executives in reaching its determinations.

  Cash and Non-Cash Bonuses. For 1998, Summit had in place an executive incentive compensation plan designed to provide awards in addition to base salary based on the achievement of specific performance goals. These performance goals are based on corporate-wide and unit financial performance as well as individual objectives. The financial performance goals are based principally on revenues and operating results. Executive bonuses generally range from 30% to 40% of base salary if performance goals are met and can be higher if performance goals are substantially exceeded.

  Stock Options. The Compensation Committee views grants of stock options as a major component of an executive's compensation, believing that the grant of options aligns the interests of the executives with the interests of the stockholders by providing a direct correlation between an increase in the value of Summit's stock and executive compensation and that this method of compensation allows Summit to conserve cash resources.

  In determining the size of a stock option award for an individual executive officer, the Committee considers the same factors used for determining base salary and applies each factor subjectively, without reference to specific criteria. The Committee does not weigh any one factor more or less heavily than any other and considers the input of the Chief Executive Officer, several senior executives and Summit's Human Resources staff in reaching its determinations. The size of previous option grants is not an important factor in determining current awards. Options are typically exercisable at the market price on the date of the grant, except in the case of recruitment packages, which sometimes include options at below market price. Summit has not yet adopted a policy with respect to the million dollar cap on deduction of executive compensation.

  The Compensation Committee is composed of the two individuals whose names appear below, both of whom are independent directors of Summit. The Compensation Committee has the power and authority to administer all components of Summit's compensation program for executive officers of Summit.

                                          Compensation Committee

                                          Jeffrey A. Bernfeld
                                          Richard M. Traskos

April 30, 1999

                               PERFORMANCE GRAPH

  The following Performance Graph assumes an investment of $100 on December 31, 1993 and compares annual percentage changes thereafter in the market price of Summit's common stock with a market index of U.S. NASDAQ traded securities (NASDAQ Market Index--U.S.) and an industry index (Dow Jones Medical and Biological Technology Index). Summit paid no dividends during the periods shown; the performance of the indices is shown on an actual return (dividend reinvestment) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

                             [CHART APPEARS HERE]

                              1993     1994     1995     1996     1997     1998
Summit Technology, Inc.       $100     $137     $241      $39      $35      $34
NASDAQ Stock Market--U.S.     $100      $98     $138     $170     $209     $293
Dow Jones Medical &
 Biomedical Technology Index  $100     $114     $195     $207     $267     $364

                             SELECTION OF AUDITORS

  Deloitte & Touche LLP ("Deloitte & Touche"), independent certified public accountants, performed the audit of Summit's financial statements for 1998. Representatives of Deloitte & Touche have been invited to the Annual Meeting and are expected to be present at the Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

  Summit has selected Deloitte & Touche as its independent auditors for the year ending December 31, 1999.

  Effective June 18, 1998, Summit retained Deloitte & Touche as its independent public accountants and, on that same date, Summit terminated the engagement of KPMG Peat Marwick LLP as its independent public accountants. The engagement of Deloitte & Touche was recommended by the audit committee of Summit's Board of Directors and approved by the Board.

  The audit reports of KPMG Peat Marwick LLP on Summit's financial statements for each of the past two years ended December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

  In connection with the audits of Summit's financial statements for each of the two years ended December 31, 1997 and in the subsequent interim period through June 18, 1998, there were no disagreements between Summit and KPMG Peat Marwick LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the audited financial statements.

  During Summit's two most recently completed years and through present date, there have been no reportable events (as defined in Item 304 of Regulation S-
K) with KPMG Peat Marwick LLP and during such periods Summit has not consulted Deloitte & Touche regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Summit's financial statements.

                             STOCKHOLDER PROPOSALS

  In order to be included on the proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders, stockholder proposals must be received by Summit at its corporate offices in Waltham, Massachusetts, no later than December 15, 1999.

  Stockholders who wish to make a proposal at the 2000 Annual Meeting--other than one that will be included in Summit's proxy materials--should notify Summit no later than February 15, 1999. If a stockholder who wishes to present a proposal fails to notify Summit by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

                                          By Order of the Board of Directors

                                          James A. Lightman, Clerk

April 30, 1999

                                                                      Exhibit A

                            SUMMIT TECHNOLOGY, INC.

                   1999 Outside Directors' Compensation Plan

1. Purpose.

  The purpose of this 1999 Outside Directors' Compensation Plan (the "Plan") of Summit Technology, Inc. (the "Company") is to assist the Company in recruiting and retaining highly qualified directors, to compensate directors for their contributions and services to the Company, and to strengthen the commonality of interest between directors and shareholders by providing for the grant of Stock Options (as defined below) to directors of the Company and for the receipt by the directors of the Company of a portion of their directors' fees in the form of Restricted and Unrestricted Stock (as defined below).

2. Administration.

  The Plan will be administered by the Board of Directors of the Company. The Board may delegate this responsibility to a committee. If the Board has delegated this responsibility to a committee, references in this Plan to the Board shall mean such committee. All questions of interpretation of the Plan shall be determined by the Board, and such determination shall be final and binding upon all persons having an interest in the Plan. No Board member shall be liable for any action or determination under the Plan made in good faith.

3. Participation in the Plan.

  All directors of the Company who are not employees of the Company or any of its subsidiaries ("Eligible Directors") shall be eligible to participate in the Plan.

4. Stock Subject to the Plan.

  Except as the Board may otherwise determine, the maximum number of shares which may be issued under the Plan shall be 200,000 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), subject to adjustment as provided in Section 9. If any shares of Restricted Stock are forfeited pursuant to the Plan or any Stock Option granted under the Plan terminates without having been exercised in full, the number of shares of Common Stock so forfeited, or for which such Stock Option was not exercised, shall be available for future awards or grants under the Plan.

5. Effective Date and Duration of the Plan.

  The Plan shall become effective upon approval by the Board (the "Effective Date"). Amendments to the Plan shall become effective when adopted by the Board. Unless earlier terminated pursuant to Section 9, the Plan shall terminate upon the date on which all shares available for issuance under the Plan shall have been issued.

6. Compensation of Eligible Directors.

  Each Eligible Director shall receive the following compensation:

    (a) Annual Retainer and Committee Retainer. On the 1st of January of 1999 and of each succeeding year, each Eligible Director then in office shall be paid an annual retainer for serving on the Board (the "Annual Retainer"). The Annual Retainer shall be paid to each Eligible Director (i) one-half in cash and (ii) one-half in the form of Restricted Stock (as defined below), which shall be issued in accordance with Section 7. For 1999, the Annual Retainer will be $10,000. Also on the 1st of January, each Eligible Director who serves on a committee of the Board shall be paid a retainer for service on the committee (the "Committee Retainer"). For 1999, the Committee Retainer shall be $1,000 per committee membership. The Board may adjust the Annual Retainer and the Committee Retainer from time to time. Any Eligible Director who is first elected after January 1 shall be entitled to receive these amounts (appropriately pro-rated) as of the date of his or her election. The shares of Common Stock issued in January 1999 will not be restricted.

    (b) Meeting Fee. Each Eligible Director shall be paid a meeting fee for attending each regularly scheduled quarterly meeting of the Board (the "Meeting Fee"). For 1999, the Meeting Fee will be $2,000. The Board may adjust the Meeting Fee from time to time. The Meeting Fee shall be paid to each Eligible Director (i) one-half in cash and (ii) one-half in the form of Unrestricted Stock (as defined below), which shall be issued in accordance with Section 7.

    (c) Committee Meeting Fee. Each Eligible Director shall be paid a fee in cash for attending each meeting of a committee of the Board (the "Committee Meeting Fee"). For 1999, the Committee Meeting Fee will be $500. The Board may adjust the Committee Meeting Fee from time to time.

    (d) Special Meeting Fee. Each Eligible Director shall be paid a fee in cash for attending each special meeting of the Board (the "Special Meeting Fee"). For 1999, the Special Meeting Fee will be $2,000. The Board may adjust the Special Meeting Fee from time to time.

    (e) Stock Options. In each July on a date to be determined by the Board following the Effective Date (each, a "Grant Date"), each Eligible Director then in office shall receive an option to purchase 5,000 shares of Common Stock (a "Stock Option") with an exercise price equal to the Fair Market Value of the Common Stock on the Grant Date. In addition, Eligible Directors who join the Board after January 1, 1999 will receive a one-time grant, on the date they join the board, of an option to purchase 10,000 shares of Common Stock subject to the same terms and conditions as other Stock Options granted under the Plan. The "Fair Market Value" will be (i) the average of the daily high and low price of the Common Stock on the date of determination as reported on the Nasdaq National Market or such other securities exchange or automated quotation system on which the Common Stock is primarily traded or (ii) if there is no such trading, as determined in good faith by the Board. Stock Options shall have the terms and conditions set forth in Section 8.

7. Terms and Conditions of Awards of Restricted Stock and Unrestricted Stock.

  "Restricted Stock" is shares of Common Stock that, prior to the dates described in Section 7(d), may not be sold, assigned, pledged or otherwise transferred and must be forfeited to the Company if the director ceases to be a director other than by reason of death, permanent disability (as defined below) or retirement. "Unrestricted Stock" is shares of Common Stock that have no restrictions. Subject to Section 12, awards of Restricted Stock and Unrestricted Stock will be made on the following terms:

    (a) Annual Retainer. For the portion of each Annual Retainer payable in the form of Restricted Stock, the number of shares granted to any Eligible Director shall be equal to the whole number (with any fractional interests rounded up to the next highest whole number) obtained by dividing one-half of the Annual Retainer by the Fair Market Value of the Common Stock on December 31 of the year preceding the award. For Eligible Directors who become entitled to receive the Annual Retainer other than on January 1, the Fair Market Value will be determined on the day they become so entitled.

    (b) Meeting Fee. For the portion of each Meeting Fee payable in the form of Unrestricted Stock, the number of shares granted to any Eligible Director shall be equal to the whole number (with any fractional interests rounded up to the next highest whole number) obtained by dividing one-half of the Meeting Fee by the Fair Market Value of the Common Stock on the date of the meeting.

    (c) Restrictions and Forfeiture. The Restricted Stock issued under the Plan will be subject to forfeiture to the Company if an Eligible Director ceases to serve as a director other than as a result of death, permanent disability or retirement. In the event of a forfeiture, the Eligible Director shall execute and deliver to the Clerk of the Company, at the Clerk's request, a stock power or other assignment permitting transfer of his or her forfeited shares to the Company.

    (d) Lapse of Restrictions. The restrictions on Restricted Stock will lapse as to one-quarter of the shares covered by any award on the last day of each quarter following the date on which the director receives the Restricted Stock.

    (e) Registration and Certificates. Restricted Stock awarded under the Plan will be registered in the name of each Eligible Director and a stock certificate representing the shares awarded will be issued and retained by the Clerk of the Company for the benefit of the Eligible Director until the restrictions on the shares lapse or the Restricted Stock is forfeited. Such certificates, and any issued as a result of a stock dividend, stock split or recapitalization, will bear an appropriate legend evidencing the restrictions and forfeiture provisions of the Plan.

    (f) Dividends. Whenever a cash dividend or any other distribution is paid with respect to Common Stock, each Eligible Director shall be entitled to receive (i) the appropriate cash dividend, when paid, on his or her shares of Restricted Stock and (ii) any other distribution on such shares at such time or times as the applicable restrictions on the shares lapse.

    (g) Voting Rights; Proxies. Eligible Directors shall have the right to vote and execute proxies with respect to shares of Restricted Stock, unless and until the shares are forfeited under the terms of the Plan.

    (h) Death, Permanent Disability or Retirement. If an Eligible Director dies, becomes permanently disabled or retires, the restrictions on any shares of Restricted Stock that such director holds shall lapse. The terms "permanently disabled" and "permanent disability" as used in the Plan shall mean a physical or mental illness or disability which severely impairs an Eligible Director's ability to discharge his or her responsibilities as a director for a period of at least six months.

    (i) Insufficient Shares. If at any time there are insufficient shares available in the Plan to allow each Eligible Director to receive either (i) the entire Restricted Stock portion of the Annual Retainer or (ii) the entire Unrestricted Stock portion of the Meeting Fee, those amounts shall be paid in cash.

8. Terms and Conditions of Stock Options.

  Subject to Section 12, grants of Stock Options will be made on the following terms:

    (a) Vesting and Expiration. Except as the Board may otherwise determine, the Stock Options granted on each Grant Date shall vest and become exercisable immediately on the date of grant. Each such Stock Option shall expire 10 years following the relevant Grant Date (each, a "Stock Option Expiration Date"). In the case of a Stock Option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the Stock Option may be exercised.

    (b) Method of Exercise. Any exercise of a Stock Option shall be in writing, signed by the proper person and delivered or mailed to the Company accompanied by (i) any documentation which may be required by the Board and
  (ii) payment in full. If a Stock Option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the Stock Option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Common Stock until the Company is satisfied that the person or persons exercising the Stock Option have authority to do so.

    (c) Method of Payment. Common Stock purchased upon the exercise of a Stock Option shall be paid for as follows: (i) in cash or by check (acceptable to the Company), bank draft or money order payable to the order of the Company, or (ii) if permitted by the Board, (A) through the delivery of shares of Common Stock (which, in the case of shares of Common Stock acquired from the Company, have been outstanding for at least six months) having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price or (B) by the delivery of a promissory note of the director (acceptable to the Company) to the Company, (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (D) by any combination of these permissible forms of payment; provided, that if the Common Stock delivered upon exercise of the option is an original issue of authorized Common Stock, at least so much of the exercise price as represents the par value of such Common Stock shall be paid other than by a personal check or promissory note of the person exercising the option.

    (d) Transferability. Except as the Board may otherwise determine, Stock Options granted under the Plan shall not be transferable by the grantee prior to his or her death otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended or replaced from time to time) and Stock Options shall be exercised during the lifetime of the grantee only by such grantee or the transferee pursuant to a qualified domestic relations order.

    (e) Death, Permanent Disability or Retirement. If an Eligible Director becomes permanently disabled or retires, each Stock Option then held by such director shall vest and become immediately exercisable. If an Eligible Director dies, each Stock Option then held by such director shall vest and become immediately exercisable by (i) the director's executor or administrator or (ii) the person or persons to whom the Stock Option is transferred by will or the applicable laws of descent and distribution. Notwithstanding the foregoing, no such Stock Option may be exercised following the first to occur of (i) the date that is one year (or such longer or shorter period as the Board may determine) after the date of the director's death, permanent disability or retirement, or (ii) the relevant Stock Option Expiration Date.

    (f) Repricing of Options. The Board may not adjust the exercise price of any Stock Option granted under the Plan without the approval of the stockholders of the Company, except for adjustments required by Section 9.

    (g) Rights as Shareholder. An Eligible Director shall not have the rights of a stockholder with regard to awards of Stock Options under the Plan except as to Common Stock actually received by the director under the Plan.

9. Adjustment Provisions.

    (a) Recapitalizations. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets of the Company are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (A) the maximum number and kind of shares reserved for issuance under the Plan, (B) the number and kind of shares or other securities subject to any then outstanding Stock Option under the Plan and (C) the price for each share subject to any then outstanding Stock Option under the Plan. In the event of (i) any other extraordinary dividend or distribution, whether in stock, cash or other property, (ii) a spinoff, split up or other extraordinary transaction or
  (iii) any material changes in accounting practices or principles, the number of shares issuable under this Plan shall be subject to such adjustment as the Board may deem appropriate, and the number of shares issuable pursuant to any Stock Option theretofore granted and the price of such Stock Option shall be subject to such adjustment as the Board may deem appropriate with a view toward preserving the value of such Stock Option.

    (b) Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving entity or which results in the acquisition of more than 50% of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of a sale or transfer of substantially all of the Company's assets or a dissolution or liquidation of the Company, (i) the restrictions on all shares of Restricted Stock will lapse, and (ii) all Stock Options which will not have vested as of the effective date of such merger, consolidation, sale, dissolution or liquidation shall vest and become exercisable 20 days prior to such effective date. All Stock Options not exercised as of the effective date shall terminate.

  Notwithstanding the foregoing, in the event that a transaction covered by
Section 9(b) is a merger or consolidation intended to qualify as a pooling of interests for accounting purposes, then the acquiring or surviving corporation shall assume or provide replacement options for all Stock Options outstanding under the Plan, with such adjustments to the number of shares covered by and the exercise price of such Stock Options as may be necessary to reflect the exchange ratio provided for in the merger or consolidation. Such substitute options shall (i) otherwise be on terms and conditions substantially equivalent to those set forth in the Plan, (ii) be immediately exercisable, and (iii) except as to Eligible Directors who become directors of the acquiring or surviving corporation, terminate on the 180th day following the consummation of the merger or consolidation.

The termination of Stock Options held by Eligible Directors who become directors of the acquiring or surviving corporation shall be governed by the agreement that assumes or replaces such Stock Options.

10. Amendment of the Plan.

  The Board may at any time amend or discontinue the Plan and amend or cancel any outstanding Stock Option or Restricted Stock award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Restricted Stock award or Stock Option without the holder's consent.

11. Notice.

  Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Financial Officer of the Company and shall become effective when it is received.

12. General Restrictions.

  (a) Investment Representations. The Company may require any person to whom Restricted Stock is awarded or a Stock Option is granted, as a condition of receiving such Restricted Stock or Stock Option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to such Restricted Stock or Stock Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

  (b) Compliance with Certain Laws. Each award of Restricted Stock or grant of a Stock Option shall be subject to the requirements that if, at any time, counsel to the Company shall determine that the listing, registration, authorization or qualification of the shares subject to such Restricted Stock or Stock Option upon any securities exchange or under any state or federal law is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such shares may not be issued unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain listing, registration, authorization or qualification, or to satisfy such condition.

13. Governing Law.

  The Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws provisions therein to the extent those laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended.

                            SUMMIT TECHNOLOGY, INC.
                               21 HICKORY DRIVE
                               WALTHAM, MA 02451

                                --------------

                          PROXY FOR ANNUAL MEETING OF
                                 STOCKHOLDERS

                                 JUNE 15, 1999

                                --------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert J. Kelly and James A. Lightman, and each of them singly, proxy of the undersigned, with power of substitution, to act for and to vote all shares of Summit Technology, Inc. common stock owned by the undersigned upon the matters set forth in the Notice of said Meeting and the related Proxy Statement, at the Annual Meeting of Stockholders to be held at the BankBoston Conference and Training Center, 100 Federal Street, Boston, Massachusetts 02110, at 10:00 a.m., on June 15, 1999, and any adjournments thereof. The proxy is further authorized to vote, in such proxy's discretion, upon such other business as may properly come before the meeting, or any adjournments thereof.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                SEE REVERSE SIDE

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.   ELECTION OF DIRECTORS:

                  FOR          WITHHELD
                NOMINEE       FOR NOMINEE
                  [_]             [_]
                NOMINEE:    JOHN A. NORRIS

                  FOR          WITHHELD
                NOMINEE       FOR NOMINEE
                  [_]             [_]
                NOMINEE:  ROBERT J. PALMISANO

2.   APPROVAL OF 1999 OUTSIDE DIRECTORS' COMPENSATION PLAN:

                  FOR [_]    AGAINST [_]    ABSTAIN [_]

Your shares will be voted in accordance with your instructions. If you sign this proxy but do not indicate how to vote on a particular proposal, your shares will be voted FOR each of these proposals.

Check here for address change and write new address on the reverse side of this proxy. [_]

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                 DATED:              , 1999
            ---------------------------------      --------------

                             (Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Fiduciaries and corporate officers should indicate their full titles.)